EXHIBIT 5.1

January 15, 2021

Oblong, Inc.
25587 Conifer Road, Suite 105-231
Conifer, CO 80433

Re:    Registration Statement on Form S-3 of Oblong, Inc.

Ladies and Gentlemen:

This letter is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Oblong, Inc., a Delaware corporation (the “Company”), on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). This letter is being filed as Exhibit 5.1 to the Registration Statement.
The Prospectus describes the proposed issuance and sale by the Company from time to time on a delayed or continuous basis of up to $35 million, in the aggregate, as set forth in the Prospectus, of:
i.shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”);
ii.shares of preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”), to be issued in one or more series;
iii.warrants to purchase Common Stock or Preferred Stock, or any combination of the same (the “Warrants”); and
iv.units consisting of Common Stock, Preferred Stock and/or Warrants for the purchase of Common Stock and/or Preferred Stock in any combination (the “Units”).
The Prospectus contemplates that, in connection with each such offering, the Prospectus will be supplemented by one or more supplements (each, a “Prospectus Supplement”). The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.”
In connection with this opinion letter, we have reviewed the following documents:

Oblong, Inc.
January 15, 2021

(1)The Registration Statement, in the form filed with the Commission on the date hereof;
(2)The Prospectus, in the form filed with the Commission on the date hereof;
(3)The Company’s Amended & Restated Certificate of Incorporation, dated May 18, 2000, as amended to date, as certified by an officer of the Company (the “Charter”);
(4)The Company’s Amended & Restated Bylaws, adopted on December 6, 2011, as certified by an officer of the Company (the “Bylaws”);
(5)Resolutions of the Board of Directors of the Company adopted on November 16, 2020;
(6)A specimen certificate of the Common Stock provided to us by one or more officers of the Company;
(7)One or more certificates of one or more public officials; and
(8)One or more certificates of one or more officers of the Company.
In rendering the opinions set forth below, we have assumed the legal capacity of individuals, that the signatures on all documents not executed in our presence are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as reproduced or certified copies conform to the original documents and that all corporate records of the Company provided to us for review are accurate and complete.
As to matters of fact material to our opinions set forth below, we have relied solely upon our review of the enumerated documents referred to above in this letter. We have assumed that the recitals of fact set forth in such documents are true, complete and correct on the date hereof. We have not independently verified any factual matters or the validity of any assumptions made by us in this letter and express no opinion with respect to such factual matters and disclaim any implication or inference as to the reasonableness of any such assumption.
Our opinion is limited to the Delaware General Corporation Law (including the statutory provisions and reported judicial decisions interpreting these laws) presently in effect that, in our experience, are normally applicable to transactions of the type contemplated by the documents enumerated above, and we express no opinion with respect to choice of law or conflicts of law. In addition, we have assumed (i) that the terms of the Securities, and that the issuance and sale of the Securities, (A) have been duly authorized by all necessary corporate action on the part of the Company, (B) do not violate applicable law or the Charter or Bylaws of the Company or result in

Oblong, Inc.
January 15, 2021

a default under or breach of any agreement or instrument binding upon the Company, and (C) comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) that the Securities are issued and sold in compliance with applicable law against payment of the purchase price therefor in accordance with the Registration Statement, the Prospectus, the related Prospectus Supplement, and a duly authorized, executed and delivered purchase, underwriting, option, convertible security or similar agreement or instrument, as applicable; and (iii) that at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Act and no stop order suspending its effectiveness will have been issued and remain in effect.
Based upon the foregoing and subject to the additional qualifications, limitations and exceptions set forth below, we are of the opinion that:
1.With respect to the Common Stock (and assuming, without expressing any opinion with respect thereto, that: (i) a sufficient number of shares of Common Stock is authorized and reserved for issuance, (ii) the Common Stock is issued for proper and sufficient consideration (including without limitation consideration that is not less than the par value of the Common Stock), and (iii) any certificates for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof), the Common Stock will be validly issued, fully paid and nonassessable.
2.With respect to the Preferred Stock (and assuming, without expressing any opinion with respect thereto, that: (i) a certificate of designation with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, (ii) any certificates for the Preferred Stock have been established in conformity with applicable law, (iii) a sufficient number of shares of Preferred Stock is authorized and reserved for issuance, (iv) the Preferred Stock is issued for proper and sufficient consideration (including without limitation consideration that is not less than the par value of the Preferred Stock), and (v) any certificates for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof), the Preferred Stock will be validly issued, fully paid and nonassessable.
3.With respect to the Warrants (and assuming, without expressing any opinion with respect thereto, that: (i) the applicable warrant agreement has been duly authorized, executed and delivered by the parties thereto, (ii) the terms of the Warrants have been established in conformity with the warrant agreement, and (iii) the Warrants have been duly completed, executed, authenticated and delivered, and are issued and sold, in accordance with the warrant agreement), the Warrants will constitute binding obligations of the Company.
4.With respect to the Units (and assuming, without expressing any opinion with respect thereto, (i) the applicable unit agreement or other governing agreement has been duly

Oblong, Inc.
January 15, 2021

authorized, executed and delivered by the parties thereto, (ii) the terms of the Units have been established in conformity with the applicable unit agreement or other governing agreement, and (iii) the Units have been duly completed, executed, authenticated and delivered, and are issued and sold, in accordance with the applicable unit agreement or other governing agreement), the Units will constitute binding obligations of the Company.
Notwithstanding anything in this letter to the contrary, the opinions set forth above are given only as of the date hereof. We disclaim any obligation to update any of the opinions rendered herein and express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.
The opinions set forth above are expressly limited to the matters stated. No opinion is implied or may be inferred beyond what is explicitly stated in this letter. We consent to the filing of this opinion letter as an exhibit to the Registration Statement, to the use of our name therein and in the related Prospectus under the caption “Legal Matters”, and to the discussion of this opinion letter under such caption. By giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,

/s/ Arnold & Porter Kaye Scholer LLP